EXECUTION VERSION

                              DATED 27 JANUARY 2003


                                NORTHERN ROCK PLC
                                 as Cash Manager


                        GRANITE FINANCE TRUSTEES LIMITED
                              as Mortgages Trustee


                                NORTHERN ROCK PLC
                                    as Seller


                         GRANITE FINANCE FUNDING LIMITED
                                 as Beneficiary


                                     - AND -


                              THE BANK OF NEW YORK
                               as Security Trustee


                        _______________________________

                            CASH MANAGEMENT AGREEMENT
                            SECOND DEED OF AMENDMENT
                        _______________________________














                          SIDLEY AUSTIN BROWN & WOOD

                             1 THREADNEEDLE STREET
                                LONDON EC2R 8AW
                            TELEPHONE 020 7360 3600
                            FACSIMILE 020 7626 7937
                              REF:30507-15/585580

THIS DEED is made on 27 January 2003

BETWEEN:

(1) NORTHERN ROCK PLC (registered number 3273685), a public limited company incorporated under the laws of England and Wales whose registered office is at Northern Rock House, Gosforth, Newcastle upon Tyne NE3 4PL in its capacity as Cash Manager;

(2) GRANITE FINANCE TRUSTEES LIMITED (registered number 79309), a private limited company incorporated under the laws of Jersey, Channel Islands whose registered office is at 22 Grenville Street, St. Helier, Jersey JE4 8PX, Channel Islands in its capacity as Mortgages Trustee;

(3) NORTHERN ROCK PLC (registered number 3273685), a public limited company incorporated under the laws of England and Wales whose registered office is at Northern Rock House, Gosforth, Newcastle upon Tyne NE3 4PL in its capacity as Seller and in its capacity as a Beneficiary;

(4) GRANITE FINANCE FUNDING LIMITED (registered number 79308), a private limited company incorporated under the laws of Jersey, Channel Islands but acting out of its office established in England (registered overseas company number FC022999 and branch number BR005916) at 4th Floor, 35 New Bridge Street, Blackfriars, London EC4V 6BW in its capacity as a Beneficiary; and

(5) THE BANK OF NEW YORK a New York banking corporation whose London branch address is at One Canada Square, 48th Floor, London E14 5AL in its capacity as Security Trustee.

WHEREAS:

(A) The Seller carries on the business (inter alia) of originating mortgage loans secured on residential properties in England and Wales.

(B) The Seller has assigned to the Mortgage Trustee certain mortgage loans, together with the benefit of related security for the same, on the terms and subject to the conditions set out in the Mortgage Sale Agreement among the parties hereto.

(C) The Cash Manager has agreed to provide Cash Management Services to the Mortgages Trustee, Funding and the Security Trustee on the terms and subject to the conditions contained in the Cash Management Agreement dated 26 March 2001 ( as amended, varied, novated or supplemented from time to time, the "CASH MANAGEMENT AGREEMENT").

(D) The parties have agreed to amend and restate the Cash Management Agreement (the "FIRST AMENDED AND RESTATED CASH MANAGEMENT AGREEMENT") pursuant to the provisions set out in a deed of amendment and restatement dated 23 July 2001 (the "FIRST DEED OF AMENDMENT AND RESTATEMENT")

(E) The parties now wish to amend and restate the First Amended and Restated Cash Management Agreement.

(F) With effect from the date hereof, the provisions of the Cash Management Agreement, the First Amended and Restated Cash Management Agreement and this Deed shall be read and construed as follows.


NOW IT IS HEREBY AGREED AS FOLLOWS:

1.    INTERPRETATION

1.1 The provisions of the Master Definitions Schedule as amended and restated by (and appearing in Appendix 1 to) the Master Definitions Schedule Fourth Deed of Amendment made on 27 January 2003 between, among others, the parties hereto (as the same have been and may be amended, varied or supplemented from time to time with the consent of the parties hereto) are expressly and specifically incorporated into and shall apply to this Deed.

1.2 The Cash Management Agreement as amended and restated pursuant to the First Amendment and Restatement and pursuant hereto shall be referred to herein as the "AMENDED AND RESTATED CASH MANAGEMENT AGREEMENT".

1.3 As used in the Amended and Restated Cash Management Agreement, the terms "CASH MANAGEMENT AGREEMENT", "THIS CASH MANAGEMENT AGREEMENT", "AGREEMENT", "THIS AGREEMENT", "HEREIN", "HEREINAFTER", "HEREOF", "HERETO" and other words of similar import shall mean or refer to the Amended and Restated Cash Management Agreement, unless the context otherwise specifically requires.

2.    AMENDMENTS TO THE FIRST AMENDED AND RESTATED CASH MANAGEMENT AGREEMENT

      Upon execution of this Deed by the parties hereto, the First Amended and Restated Cash Management Agreement shall be and hereby is amended and restated in the form of Appendix I hereto.

3.    CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

      No person shall have any right to enforce any provision of this Deed or any provision of the Amended and Restated Cash Management Agreement under the Contract (Rights of Third Parties) Act 1999.

4.    COUNTERPARTS

      This Deed may be executed in any number of counterparts, and has the same effect as if the signatures on the counterparts were on a single copy of this Deed.

5.    GOVERNING LAW

5.1 This Deed is governed by, and shall be construed in accordance with, English law.

5.2 Each of the parties hereto irrevocably agrees that the courts of England shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Deed and, for such purposes, irrevocably submits to the jurisdiction of such courts.

                                EXECUTION PAGE

IN WITNESS WHEREOF THIS DEED HAS BEEN EXECUTED AS A DEED BY THE PARTIES HERETO AND ENTERED INTO THE DAY AND YEAR FIRST ABOVE WRITTEN.

AS CASH MANAGER, SELLER AND BENEFICIARY
EXECUTED AS A DEED by                       )
                                            )
as attorney for                             )
NORTHERN ROCK PLC                           )
in the presence of:

Signature of Witness:

Name of Witness:

Occupation:

Address:






EXECUTED for and on behalf of               )
GRANITE FINANCE TRUSTEES LIMITED            )
by:                                         )

Authorised Signatory

Name:

Title:


Authorised Signatory


Name:

Title:

EXECUTED for and on behalf of               )
GRANITE FINANCE FUNDING LIMITED             )
by:                                         )

Authorised Signatory

Name:

Title:

Authorised Signatory

Name:

Title:






EXECUTED for and on behalf of               )
THE BANK OF NEW YORK                        )
by:                                         )

Authorised Signatory

Name:

Title:



Name:

Title:

                                  APPENDIX I

                AMENDED AND RESTATED CASH MANAGEMENT AGREEMENT

                                                              EXECUTION VERSION




                              DATED 27 JANUARY 2003
                              _____________________


                                NORTHERN ROCK PLC
                                 as Cash Manager


                        GRANITE FINANCE TRUSTEES LIMITED
                              as Mortgages Trustee


                                NORTHERN ROCK PLC
                                    as Seller


                         GRANITE FINANCE FUNDING LIMITED
                                 as Beneficiary


                                     - AND -


                              THE BANK OF NEW YORK
                               as Security Trustee






    _______________________________________________________________________


                    SECOND AMENDED CASH MANAGEMENT AGREEMENT

    _______________________________________________________________________












                           SIDLEY AUSTIN BROWN & WOOD
                              1 THREADNEEDLE STREET
                                 LONDON EC2R 8AW
                             TELEPHONE 020 7360 3600
                             FACSIMILE 020 7626 7937
                               REF:30507-15/585575

                                    CONTENTS

CLAUSE                                                                 PAGE NO.

1.    Definitions and Interpretation..........................................5

2.    Appointment of Cash Manager.............................................5

3.    The Services............................................................5

4.    Payments, Accounts, Ledgers.............................................6

5.    Early Repayment Charges................................................13

6.    No Liability...........................................................14

7.    Costs and Expenses.....................................................14

8.    Information............................................................14

9.    Remuneration...........................................................17

10.   Covenants, Representations and Warranties of the Cash Manager..........18

11.   Services Non-Exclusive.................................................19

12.   Termination............................................................19

13.   Further Assurances.....................................................22

14.   Miscellaneous..........................................................22

15.   Confidentiality........................................................23

16.   No Partnership.........................................................24

17.   Assignment.............................................................24

18.   The Security Trustee...................................................24

19.   New Intercompany Loan Agreements.......................................25

20.   Non Petition Covenant; Limited Recourse................................25

21.   Amendments and Waiver..................................................26

22.   Notices................................................................26

23.   Third Party Rights.....................................................27

24.   Execution in Counterparts; Severability................................27

25.   Governing Law and Submission to Jurisdiction...........................28

SCHEDULE 1 The Cash Management Services......................................29

SCHEDULE 2 Cash Management and Maintenance of Ledgers........................32

SCHEDULE 3A Form of Mortgages Trustee Quarterly Report.......................42

SCHEDULE 3B Form of Funding Quarterly Report.................................43

SCHEDULE 4 Cash Manager Representations and Warranties.......................46

THIS SECOND AMENDED AND RESTATED CASH MANAGEMENT AGREEMENT DATED 27 JANUARY 2003 AMENDS AND RESTATES THE CASH MANAGEMENT AGREEMENT DATED 26 MARCH 2001

BETWEEN:

(1) NORTHERN ROCK PLC (registered number 3273685), a public limited company incorporated under the laws of England and Wales whose registered office is at Northern Rock House, Gosforth, Newcastle upon Tyne NE3 4PL in its capacity as Cash Manager;

(2) GRANITE FINANCE TRUSTEES LIMITED (registered number 79309), a private limited company incorporated under the laws of Jersey, Channel Islands whose registered office is at 22 Grenville Street, St. Helier, Jersey JE4 8PX, Channel Islands in its capacity as Mortgages Trustee;

(3) NORTHERN ROCK PLC (registered number 3273685), a public limited company incorporated under the laws of England and Wales whose registered office is at Northern Rock House, Gosforth, Newcastle upon Tyne NE3 4PL in its capacity as Seller and in its capacity as a Beneficiary;

(4) GRANITE FINANCE FUNDING LIMITED (registered number 79308), a private limited company incorporated under the laws of Jersey, Channel Islands having its principal place of business in the United Kingdom at 35 New Bridge Street, 4th Floor, Blackfriars, London EC4V 6BW in its capacity as a Beneficiary; and

(5) THE BANK OF NEW YORK a New York banking corporation whose London branch address is at One Canada Square, 48th Floor, London E14 5AL in its capacity as Security Trustee.

WHEREAS:

(A) On the Initial Closing Date the First Issuer will issue the First Issuer Notes constituted by the First Issuer Trust Deed. From the proceeds of the issue of those First Issuer Notes, the First Issuer shall make a loan to Funding pursuant to the terms of the First Issuer Intercompany Loan Agreement. From the proceeds of that loan, Funding shall pay the Initial Contribution to the Mortgages Trustee as consideration in part for the Initial Funding Share of the Trust Property, which funds will be used by the Mortgages Trustee to pay to the Seller the Initial Purchase Price for the assignment by the Seller to the Mortgages Trustee of the Initial Mortgage Portfolio pursuant to the Mortgage Sale Agreement.

(B) The Cash Manager is willing to provide Cash Management Services to the Mortgages Trustee, Funding and the Security Trustee on the terms and subject to the conditions contained in this Agreement.

IT IS HEREBY AGREED as follows:

1.    DEFINITIONS AND INTERPRETATION

1.1 The provisions of the Master Definitions Schedule as amended and restated by (and appearing in Appendix 1 to) the Master Definitions Schedule Fourth Amendment and Restatement Deed made on 27 January 2003 between, among others, the Seller, Funding and the Mortgage Trustee (as the same have been and may be amended, varied or supplemented from time to time with the consent of the parties hereto) are expressly and specifically incorporated into and shall apply to this Agreement.

1.2 Any reference in this Agreement to any discretion, power or right on the part of the Mortgages Trustee shall be as exercised by the Mortgages Trustee only as directed by the Beneficiaries but subject in each case to the provisions of Clause 17 (Directions from Beneficiaries) of the Mortgages Trust Deed.

2.    APPOINTMENT OF CASH MANAGER

2.1 APPOINTMENT: Until termination pursuant to Clause 12 herein (Termination), the Mortgages Trustee, Funding and the Security Trustee (according to their respective estates and interests) each hereby appoints the Cash Manager as its lawful agent to provide the Cash Management Services set out in this Agreement, including in relation to:

      (a)    the Mortgages Trustee; and

      (b)    Funding,

      and the Cash Manager in each case hereby accepts such appointment on the terms and subject to the conditions of this Agreement.

2.2 DUTIES PRESCRIBED BY TRANSACTION DOCUMENTS: For the avoidance of doubt and in connection with the powers conferred under Clause 2.1 (Appointment), save as expressly provided elsewhere in this Agreement, nothing herein shall be construed so as to give the Cash Manager any powers, rights, authorities, directions or obligations other than as specified in this Agreement or any of the other Transaction Documents.

2.3 APPOINTMENT CONDITIONAL UPON ISSUANCE OF FIRST ISSUER NOTES: The appointment pursuant to Clause 2.1 (Appointment) is conditional upon the issue of the First Issuer Notes and the making of the First Issuer Intercompany Loan under the First Issuer Intercompany Loan Agreement and shall take effect upon and from the Initial Closing Date automatically without any further action on the part of any person, PROVIDED THAT, if the issue of the First Issuer Notes by the First Issuer has not occurred by 30 April 2001, or such later date as the First Issuer and the Lead Manager may agree, this Agreement shall cease to be of further effect.

3.    THE SERVICES

3.1   GENERAL:   The  Cash Manager shall provide the services set out  in  this
      Agreement (including, without limitation, Schedules 1 and 2 attached hereto) (the "CASH MANAGEMENT SERVICES").

3.2 APPROVALS AND AUTHORISATIONS: The Cash Manager shall maintain, or procure the maintenance of, the approvals, authorisations, consents and licences required in connection with the respective businesses of the Mortgages Trustee and Funding and shall prepare and submit, or procure the preparation and submission of, on behalf of the Mortgages Trustee and Funding, all necessary applications and requests for any further approvals, authorisations, consents or licences which may be required in connection with the respective businesses of the Mortgages Trustee and Funding and shall, so far as it reasonably can do so, perform the Cash Management Services in such a way as not to prejudice the continuation of any such approvals, authorisations, consents or licences.

3.3 COMPLIANCE WITH TRANSACTION DOCUMENTS, ETC.: The Cash Management Services shall include procuring (so far as the Cash Manager, using its reasonable endeavours, is able so to do) compliance by the Mortgages Trustee and Funding with all applicable legal requirements and with the terms of the Transaction Documents to which each of the Mortgages Trustee and/or Funding is a party, PROVIDED THAT the Cash Manager shall not lend or provide any sum to the Mortgages Trustee or Funding (other than as expressly contemplated by the Transaction Documents) and the Cash Manager shall have no liability whatsoever to the Mortgages Trustee, Funding, the Security Trustee or any other person for any failure by the Mortgages Trustee or Funding to make any payment due by any of them under any of the Transaction Documents (other than to the extent arising from (i) the Cash Manager failing to make a payment in its capacity as Administrator, or in any other capacity under the Transaction Documents, or (ii) the Cash Manager failing to perform any of its obligations under any of the Transaction Documents).

3.4   LIABILITY OF CASH MANAGER:

      (a) The Cash Manager shall indemnify each of the Mortgages Trustee, Funding and the Security Trustee on demand for any loss, liability, claim, expense or damage suffered or incurred by any of them in respect of the negligence, bad faith or wilful default of the Cash Manager in carrying out its functions as Cash Manager under this Agreement or under the other Transaction Documents or as a result of a breach by the Cash Manager of the terms and provisions of this Agreement or such other Transaction Documents to which the Cash Manager is a party (in its capacity as such) in relation to such functions.

      (b) For the avoidance of doubt, the Cash Manager shall not be liable in respect of any loss, liability, claim, expense or damage suffered or incurred by the Mortgages Trustee, Funding, or the Security Trustee and/or any other person as a result of the proper performance of the Cash Management Services (as defined in Clause 3.1) by the Cash Manager save to the extent that such loss, liability, claim, expense or damage is suffered or incurred as a result of any negligence, bad faith or wilful default of the Cash Manager under, or as a result of, a breach by the Cash Manager of the terms and provisions of this Agreement or any of the other Transaction Documents to which the Cash Manager is a party (in its capacity as such) in relation to such functions.

4.    PAYMENTS, ACCOUNTS, LEDGERS

4.1   ESTABLISHMENT OF BANK ACCOUNTS:

      (a) The Cash Manager hereby confirms that the Mortgages Trustee GIC Account has been established on or before the date hereof pursuant to the Bank Account Agreement and the Mortgages Trustee Guaranteed Investment Contract and that the Mortgages Trustee GIC Account Mandate in the agreed form will apply thereto at the Initial Closing Date. The Cash Manager undertakes (to the extent to which the same is within its control) that at the Initial Closing Date the Mortgages Trustee GIC Account will be operative and that the Cash Manager will not knowingly create or permit to subsist any Security Interest in relation to the Mortgages Trustee GIC Account (but without prejudice to the Mortgages Trust and the other Transaction Documents).

      (b) The Cash Manager hereby confirms that the Mortgages Trustee Transaction Account has been established on or before the date hereof pursuant to the Bank Account Agreement and that the Mortgages Trustee Transaction Account Mandate in the agreed form will apply thereto at the Initial Closing Date. The Cash Manager undertakes (to the extent to which the same is within its control) that at the Initial Closing Date the Mortgages Trustee Transaction Account will be operative and that the Cash Manager will not knowingly create or permit to subsist any Security Interest in relation to the Mortgages Trustee Transaction Account (but without prejudice to the Mortgages Trust and the other Transaction Documents).

      (c) The Cash Manager hereby confirms that the Funding GIC Account has been established on or before the date hereof pursuant to the Bank Account Agreement and the Funding Guaranteed Investment Contract and that the Funding GIC Account Mandate in the agreed form will apply thereto at the Initial Closing Date. The Cash Manager undertakes (to the extent to which the same is within its control) that at the Initial Closing Date the Funding GIC Account will be operative and that the Cash Manager will not knowingly create or permit to subsist any Security Interest in relation to the Funding GIC Account other than as created under or permitted pursuant to the Funding Deed of Charge.

      (d) The Cash Manager hereby confirms that the Funding Transaction Account has been established on or before the date hereof pursuant to the Bank Account Agreement and that the Funding Transaction Account Mandate in the agreed form will apply thereto at the Initial Closing Date. The Cash Manager undertakes (to the extent to which the same is within its control) that at the Initial Closing Date the Funding Transaction Account will be operative and that the Cash Manager will not knowingly create or permit to subsist any Security Interest in relation to the Funding Transaction Account other than as created under or permitted pursuant to the Funding Deed of Charge.

      (e) The Cash Manager hereby confirms that the Funding (First Issuer) GIC Account has been established on or before the date hereof pursuant to the Funding (First Issuer) Bank Account Agreement and the Funding (First Issuer) Guaranteed Investment Contract and that the Funding (First Issuer) GIC

             Account Mandate in the agreed form will apply thereto at the Initial Closing Date. The Cash Manager undertakes (to the extent to which the same is within its control) that at the Initial Closing Date the Funding (First Issuer) GIC Account will be operative and that the Cash Manager will not knowingly create or permit to subsist any Security Interest in relation to the Funding (First Issuer) GIC Account other than as created under or permitted pursuant to the Funding Deed of Charge.

      (f) Upon Funding entering into any New Intercompany Loan Agreement with a New Issuer, the Cash Manager undertakes to establish a separate Funding (Issuer) GIC Account in respect of each New Issuer to which amounts in respect of any Issuer Reserve Fund and Issuer Liquidity Reserve Fund (if any) of such New Issuer will be credited.

      (g) If Funding enters into a New Intercompany Loan Agreement, then the Cash Manager, the Seller, Funding, the Security Trustee and the Mortgages Trustee shall execute such amendments to this Agreement as may be necessary to reflect the establishment of any new Funding (Issuer) GIC Account.

4.2   MORTGAGES TRUSTEE LEDGERS:

      (a) The Cash Manager shall open and maintain in the books of the Mortgages Trustee the following ledgers on behalf of the Mortgages
             Trustee:

             (i) the Mortgages Trustee Principal Ledger, which shall separately reflect all Principal Receipts standing to the credit of each of the Mortgages Trustee GIC Account and the Mortgages Trustee Transaction Account from time to time and distribution of the same to Funding and the Seller;

             (ii) the Mortgages Trustee Revenue Ledger, which shall separately reflect all Revenue Receipts standing to the credit of each of the Mortgages Trustee GIC Account and the Mortgages Trustee Transaction Account from time to time and distribution of the same to Funding and the Seller;

             (iii) the Losses Ledger, which shall record Losses on the Mortgage
                   Portfolio;

             (iv) the Funding Share/Seller Share Ledger which shall record the Funding Share, the Seller Share, the Funding Share
                   Percentage and the Seller Share Percentage of the Trust Property;

             (v) the Overpayments Ledger, which will reflect each Revenue Receipt and/or Principal Receipt paid by a Borrower in excess of the amount required under the terms of the relevant Mortgage Loan (and in the case of any non-Flexible Mortgage Loan any payment which is not a Capital Payment), which shall be divided into (A) the Non-Flexible Overpayments Sub Ledger to record Overpayments on Non-Flexible Mortgage Loans and (B) the Flexible Overpayments Sub Ledger to record Overpayments on Flexible Mortgage Loans, in each case as received into and paid out of the Mortgages Trustee GIC Account from time to time;

             (vi) the Non-Flexible Underpayments Ledger, which shall record Underpayments on Non-Flexible Mortgage Loans from time to time;

             (vii) the  Re-Draws  Ledger,  which  will  record  Re-Draws on the
                   Flexible Mortgage Loans and which shall be divided into (A) the Cash Re-Draws Sub Ledger to record Cash Re-Draws made in respect of Flexible Mortgage Loans and (B) the Non-Cash Re-Draws Sub Ledger to record Non-Cash Re-Draws made in respect of Flexible Mortgage Loans; and

             (viii)the  Contributions  Ledger,  which  will be divided into sub ledgers to record (i) the making by Funding to the Mortgages Trustee of Contributions to the Mortgages Trust pursuant to the Mortgages Trust Deed (ii) the making by the Seller to the Mortgages Trustee of Contributions to the Mortgages Trust pursuant to the Mortgages Trust Deed and the application of such Contributions in accordance with the terms of the Mortgages Trust Deed by (iii) the payment by the Mortgages Trustee to the Seller of either (a) amounts of Initial Purchase Price for the sale of any New Mortgage Portfolio which is acquired by the Mortgages Trustee from the Seller under the provisions of Mortgage Sale Agreement
                   (b) amounts of Deferred Purchase Price in accordance with the Mortgage Sale Agreement and (iv) the payment by the Mortgages Trustee to the Seller of any Special Distribution in accordance with the Mortgages Trust Deed.

      (b) The Cash Manager shall make credits and debits to the Mortgages Trustee Ledgers in the manner described in paragraphs 10, 11, 12, 13, 20, 21 and 22 of Schedule 2 hereto.

4.3   FUNDING LEDGERS:

      (a) The Cash Manager shall open and maintain in the books of Funding the following ledgers on behalf of Funding:

             (i) the Issuer Reserve Fund Ledger of any Issuer, which shall record the amount credited to the Issuer Reserve Fund of such Issuer on the related Closing Date, and subsequent withdrawals and deposits in respect of such Issuer Reserve Fund;

             (ii) the Issuer Liquidity Reserve Ledger of any Issuer, if any, which shall record the amount credited to the Issuer Liquidity Reserve Fund from time to time of such Issuer, and subsequent withdrawals and deposits in respect of such Issuer Liquidity Reserve Fund;

             (iii) the Funding Principal Ledger, which shall separately reflect all Funding Principal Receipts received by Funding on each Distribution

                   Date and all Funding Principal Receipts standing to the credit of each Funding Bank Account;

             (iv) the Funding Principal Deficiency Ledger, which shall reflect the aggregate position of the Issuer Principal Deficiency Ledgers of all Issuers as to Losses on the Mortgage Loans and the application of Funding Available Principal Receipts to fund Issuer Liquidity Reserve Funds;

             (v) the Funding Revenue Ledger, which shall separately reflect all Funding Revenue Receipts received by Funding on each Distribution Date and all Funding Revenue Receipts standing to the credit of each Funding Bank Account;

             (vi) the Funding Reserve Ledger, which shall record the amount credited to the Funding Reserve Fund from time to time, and subsequent withdrawals and deposits in respect of the Funding Reserve Fund; and

             (vii) the Intercompany Loan Ledger,  which  shall  be divided into segregated sub ledgers each of which shall record payments of interest and fees and repayments of principal made under such Intercompany Loan.

      (b) The Cash Manager shall make credits and debits to the Funding Ledgers in accordance with the provisions of paragraphs 14 through 19 of Schedule 2 hereto.

4.4   PAYMENTS:

      (a) The Cash Manager shall procure that so far as it may be able in relation to all Mortgage Loans comprised in the Mortgage Portfolio, the following amounts are paid into the Mortgages Trustee Transaction Account:

             (i) all Monthly Payments, other interest received under and in respect of the Mortgage Loans and any costs or other amounts received under the Mortgage Loans (including in any such case amounts recovered on enforcement of rights against any Borrower or guarantor of the Borrower, any Mortgaged
                   Property or any of the Borrower's or guarantor's other property or assets);

             (ii) all final releases and all repayments or prepayments of principal under the Mortgage Loans;

             (iii) any amount received by or on behalf of the Mortgages Trustee pursuant to any Insurance Policy; and

             (iv) any other amounts whatsoever received by or on behalf of the Mortgages Trustee on or after the Initial Closing Date,

      (b) The Cash Manager shall procure that the following amounts are credited to the Mortgages Trustee GIC Account:

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

             (i) from time to time upon written or electronic receipt of instructions from the Administrator, all amounts standing to the credit of the Mortgages Trustee Transaction Account; and

             (ii) all interest earned on any of (A) the Mortgages Trustee Transaction Account, (B) the Mortgages Trustee GIC Account and (C) all investment proceeds from Authorised Investments purchased from amounts standing to the credit of either the Mortgages Trustee Transaction Account or the Mortgages Trustee GIC Account.

      (c) The Cash Manager shall procure that on each Distribution Date the following amounts are paid into the Funding GIC Account:

             (i) all Funding Principal Receipts, PROVIDED HOWEVER that any amounts recorded as a credit on the Non-Flexible Overpayments Sub Ledger shall remain in the Mortgages Trustee GIC Account on such Distribution Date;

             (ii)  all Funding Revenue Receipts; and

             (iii) any  other amounts whatsoever received by or  on  behalf  of
                   Funding after the Initial Closing Date,

             and the Cash Manager shall procure that all interest earned on the Funding GIC Account and the Funding Transaction Account and all investment proceeds from Authorised Investments purchased from amounts standing to the credit of such accounts are credited to the Funding GIC Account.

      (d) The Cash Manager shall procure that all interest earned on each Funding (Issuer) GIC Account and all investment proceeds from Authorised Investments purchased from amounts standing to the credit of such Funding (Issuer) GIC Account are credited to such account.

      (e) The Cash Manager shall procure that on each Payment Date the lesser of (1) the amount standing to the credit of the Funding GIC Account and (2) the aggregate of all amounts required to be paid by Funding to all Issuers in accordance with the relevant Funding Priority of Payments, is credited to the Funding Transaction Account in accordance with the provisions of the Funding Deed of Charge.

      (f) The Cash Manager shall procure that all transfers and withdrawals of amounts standing to the credit of the Funding Transaction Account and the Funding GIC Account shall be made in accordance with the provisions of the Funding Deed of Charge.

      (g) The Cash Manager shall procure that all transfers and withdrawals of amounts standing to the credit of each Funding (Issuer) GIC Account shall be made in accordance with the provisions of the Funding Deed of Charge.

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

      (h) Each of the payments into the Mortgages Trustee Transaction Account, the Mortgages Trustee GIC Account, the Funding
             Transaction Account, the Funding GIC Account and each Funding (Issuer) GIC Account referred to in Clauses 4.4(a) through (g) herein shall be made forthwith upon receipt by the Mortgages Trustee, Funding or the Cash Manager, as the case may be, of the amount in question.

      (i) For the avoidance of doubt, as soon as reasonably practicable after becoming aware of the same, the Cash Manager may, and shall, withdraw Cash from, as the case may be, the Mortgages Trustee Transaction Account, the Mortgages Trustee GIC Account, the Funding Transaction Account, the Funding GIC Account or any Funding (Issuer) GIC Account if, and to the extent that, such Cash was credited thereto in error and shall use its reasonable endeavours to ensure that such Cash is applied correctly thereafter.

      (j)    The Cash Manager shall  promptly  notify  each  of  the  Mortgages
             Trustee, Funding and the Security Trustee of any additional account which supplements or replaces any account specifically referred to in the definitions of the "Mortgages Trustee Transaction Account", the "Mortgages Trustee GIC Account", the "Funding Transaction Account", the "Funding GIC Account" or any "Funding (Issuer) GIC Account" in the Master Definitions Schedule.

      (k) Each of the Cash Manager, the Mortgages Trustee and Funding undertakes that, so far as it is able to procure the same, the Mortgages Trustee Transaction Account, the Mortgages Trustee GIC Account, the Funding Transaction Account and the Funding GIC Account and all instructions and Mandates in relation thereto will continue to be operative and will not, save as provided in Clause
             4.6 herein (Cash Management) or as permitted pursuant to the Bank Account Agreement, be changed without the prior written consent of the Security Trustee (such consent not to be unreasonably withheld or delayed). Each of the Cash Manager and Funding undertakes that, so far as it is able to procure the same, any Funding (Issuer) GIC Account and all instructions and Mandates in relation thereto will continue to be operative and will not, save as provided in Clause
             4.6 herein (Cash Management) or as permitted pursuant to the related Funding (Issuer) Bank Account Agreement, be changed without the prior written consent of the Security Trustee (such consent not to be unreasonably withheld or delayed). For the avoidance of doubt, the Cash Manager may change the Authorised Signatories in respect of any instructions or Mandates relating to Funding and/or the Mortgages Trustee, without the prior written consent of the Security Trustee, in accordance with Clause 4.2 (Amendment or Revocation) of the Bank Account Agreement or any Funding (Issuer) Bank Account Agreement, as the case may be.

4.5   WITHDRAWALS:  The Cash Manager may make withdrawals:

      (a) on behalf of the Mortgages Trustee from the Mortgages Trustee Transaction Account and the Mortgages Trustee GIC Account;

      (b) on behalf of Funding from the Funding GIC Account, any Funding (Issuer) GIC Account and the Funding Transaction Account, but only:

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

             (i) with the prior consent of the Security Trustee as provided under the Funding Deed of Charge or following receipt of a request for withdrawal in writing from the Cash Manager on behalf of Funding; and

             (ii) until receipt of an Intercompany Loan Enforcement Notice served by the Security Trustee on Funding (with a copy to the Funding Secured Creditors as soon as reasonable thereafter in accordance with and subject to the Funding Deed of Charge), as permitted by this Agreement, the Mortgages Trust Deed, the Bank Account Agreement, any Funding (Issuer) Bank Account Agreement, the Mortgages Trustee Guaranteed Investment Contract, the Funding Guaranteed Investment Contract, any Funding (Issuer) Guaranteed Investment Contract and the Funding Deed of Charge, but shall not in carrying out its functions as Cash Manager under this Agreement otherwise make withdrawals from the Mortgages Trustee Transaction Account, the Mortgages Trustee GIC Account or the Funding Bank Accounts. Following enforcement of the Funding Security, the Cash Manager will not be entitled to make withdrawals from any Funding Account other than in accordance with the instructions of the Security Trustee.

4.6 CASH MANAGEMENT: In administering the Mortgages Trustee Transaction Account, the Mortgages Trustee GIC Account, the Funding Transaction Account, the Funding GIC Account and any Funding (Issuer) GIC Account on behalf of the Mortgages Trustee, Funding and the Security Trustee, as applicable, the Cash Manager shall comply with the provisions of Schedule 2 hereto prior to receipt by the Cash Manager of a copy of any Intercompany Loan Enforcement Notice served by the Security Trustee on Funding.

4.7 CONTRIBUTIONS: Following the drawing of any Intercompany Loan by Funding from the First Issuer or any New Issuer on any date, the Cash Manager shall procure (i) the payment on such date by Funding to the Mortgages Trustee of Funding's Contribution to the Mortgages Trustee pursuant to the Mortgages Trust Deed and (ii) the application of such Contribution by the Mortgages Trustee for payment to the Seller of either (a) the amount of Initial Purchase Price for the sale of any New Mortgage Portfolio which is acquired by the Mortgages Trustee from the Seller on such date under the provisions of Mortgage Sale Agreement or (b) the amount of any Special Distribution made to the Seller as Beneficiary under the Mortgages Trust Deed, as applicable.

4.8 FUNDING RESERVE FUND: The Cash Manager, on behalf of Funding, may utilise the Funding Reserve Fund to fund initial reserves and other expenses in connection with the issuance of any New Notes by any New Issuer, to the extent that such initial reserves and expenses are to be established, or paid for, by Funding and are not funded pursuant to the terms of the Issuer Start Up Loan Agreement applicable to that New Issuer.

5.    EARLY REPAYMENT CHARGES

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

      The Cash Manager shall withdraw any Early Repayment Charges paid into the Mortgages Trustee Transaction Account or the Mortgages Trustee GIC Account and pay the same to the Seller, by telegraphic transfer to such account as may be specified by the Seller from time to time, promptly following a request for such withdrawal being received from the Seller. For the avoidance of doubt, the Cash Manager shall not record the receipt or withdrawal of Early Repayment Charges in any of the ledgers maintained under this Agreement.

6.    NO LIABILITY

      Save as otherwise provided in this Agreement, the Cash Manager shall have no liability for the obligations of any of the Mortgages Trustee, Funding or the Security Trustee under any of the Transaction Documents or otherwise and nothing herein shall constitute a guarantee, or similar obligation, by the Cash Manager of any of the Mortgages Trustee, Funding or the Security Trustee in respect of any of them.

7.    COSTS AND EXPENSES

7.1 Funding and the Mortgages Trustee, proportionately in accordance with and subject to the applicable Funding Priority of Payments set out in the Funding Deed of Charge or the applicable Priority of Payments for the Mortgages Trustee under the Mortgages Trust Deed, as the case may be, will on each Payment Date reimburse the Cash Manager for all out-of-pocket costs, expenses and charges (together with any amounts in respect of Irrecoverable VAT due thereon) properly incurred by the Cash Manager in the performance of the Cash Management Services including any such costs, expenses or charges not reimbursed to the Cash Manager on any previous Payment Date and the Cash Manager shall supply Funding and/or the Mortgages Trustee with an appropriate VAT invoice issued by the Cash Manager or, if the Cash Manager has treated the relevant cost, expense or charge as a disbursement for VAT purposes, by the person making the supply.

7.2 Unless and until otherwise agreed by Funding, the Mortgages Trustee and the Security Trustee in writing (notified to the Cash Manager), Funding and the Mortgages Trustee shall be jointly and severally responsible for reimbursing the Cash Manager for the out-of-pocket costs, expenses and charges (together with any amounts in respect of Irrecoverable VAT due thereon) referred to in Clause 7.1 herein.

8.    INFORMATION

8.1   USE OF INFORMATION TECHNOLOGY SYSTEMS:

      (a) The Cash Manager represents and warrants that at the date hereof in respect of the software which is to be used by the Cash Manager in providing the Cash Management Services it has in place all necessary licences and/or consents from the respective licensor or licensors (if any) of such software.

      (b) The Cash Manager undertakes that it shall for the duration of this Agreement, use reasonable endeavours to:

             (i) ensure that the licences and/or consents referred to in paragraph (a) are maintained in full force and effect; and

             (ii) except insofar as it would breach any other of its legal obligations, grant to any person to whom it may sub-contract or delegate the performance of all or any of its powers and obligations under this Agreement and/or to such person as the Mortgages Trustee, Funding and the Security Trustee elect as a substitute cash manager in accordance with the terms of this Agreement a licence to use any proprietary software together with any updates which may be made thereto from time to time.

      (c) The Cash Manager shall use reasonable endeavours to maintain in working order the information technology systems used by the Cash Manager in providing the Cash Management Services.

      (d) The Cash Manager shall pass to any person to whom it may sub-contract or delegate the performance of all or any of its powers and obligations under this Agreement and/or to such person as the Mortgages Trustee, Funding and the Security Trustee elect as a substitute cash manager in accordance with the terms of this Agreement the benefit of any warranties in relation to the software insofar as the same are capable of assignment.

8.2   BANK  ACCOUNT  STATEMENTS:   The  Cash Manager shall take all  reasonable
      steps to ensure that it receives:

      (a) a monthly bank statement in relation to each of the Mortgages Trustee Transaction Account and the Mortgages Trustee GIC Account (and any additional or supplemental bank account of the Mortgages Trustee) and that it furnishes a copy of such statements to the Mortgages Trustee, each of the Beneficiaries and the Security Trustee (upon its request); and

      (b) monthly bank statements in relation to each of the Funding Transaction Account, the Funding GIC Account and any Funding (Issuer) GIC Account (and any additional or supplemental bank account of Funding) and that it furnishes a copy of such statements to Funding and the Security Trustee (upon its request).

8.3 ACCESS TO BOOKS AND RECORDS: Subject to all applicable laws, the Cash Manager shall permit the Mortgages Trustee, Funding, the Auditors of the Mortgages Trustee and Funding, the Security Trustee and/or any other person nominated by the Security Trustee or the Beneficiaries (to whom the Cash Manager has no reasonable objection) at any time during normal office hours upon reasonable notice to have access, or procure that such person or persons are granted access, to all books of record and account relating to the Cash Management Services provided by the Cash Manager and related matters in accordance with this Agreement.

8.4 STATUTORY OBLIGATIONS: The Cash Manager will use its reasonable endeavours on behalf of the Mortgages Trustee and Funding, to prepare or procure the preparation of and file all reports, annual returns, financial statements, statutory forms and other returns which each of the Mortgages Trustee and Funding is required by law to prepare and file. Subject to approval thereof by the directors of the Mortgages Trustee or Funding (as appropriate), the Cash Manager shall cause such accounts to be audited by the Auditors and shall procure so far as it is able so to do that the Auditors shall make a report thereon as required by law and copies of all such documents shall be delivered to the Mortgages Trustee, the Security Trustee and Funding (as appropriate) and the Rating Agencies as soon as practicable after the end of each accounting reference period of the Mortgages Trustee or Funding (as appropriate).

8.5   INFORMATION COVENANTS:

      (a) The Cash Manager shall provide the Mortgages Trustee, Funding, the Security Trustee, the Seller and the Rating Agencies:

             (i) quarterly with a report in, or substantially in, the form set out in Schedule 3A hereto in respect of the Mortgages Trustee; and

             (ii) quarterly with a report in, or substantially in, the form set out in Schedule 3B hereto in respect of Funding.

             Such quarterly reports shall be delivered to the Mortgages Trustee, Funding, the Security Trustee (upon its request), the Seller and the Rating Agencies by the last Business Day of the month in which each Payment Date occurs.

      (b) The Cash Manager shall provide, or procure the provision of, to the Mortgages Trustee, Funding, the Security Trustee (upon its request) and the Rating Agencies copies of any annual returns or financial statements referred to in Clause 8.4 herein (Statutory Obligations) as soon as reasonably practicable after the preparation thereof.

      (c) The Cash Manager shall notify the Rating Agencies and the Security Trustee in writing of the details of (i) any material amendment to the Transaction Documents of which it is or becomes aware, (ii) the occurrence of an Intercompany Loan Event of Default or Potential Intercompany Loan Event of Default and (iii) any other information relating to the Cash Manager as the Rating Agencies and the Security Trustee may reasonably request in connection with its obligations under this Agreement, PROVIDED THAT any such request by the Security Trustee does not adversely interfere with the Cash Manager's day-to-day provision of the Cash Management Services under the other terms of this Agreement.

      (d) After becoming aware of any event described in paragraph (c)(i) and (ii) above, the Cash Manager shall give details to Funding, the Mortgages Trustee and Security Trustee of any pending legal action and any judgments given in respect of the Cash Manager if it could have a potential material adverse effect on the ability of the Cash Manager to perform its obligations hereunder.

      (e) The Cash Manager shall, at the request of the Security Trustee, furnish the Security Trustee and the Rating Agencies with such other information relating

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

             to its business and financial condition as the Security Trustee may request in connection with this Agreement, PROVIDED THAT the Security Trustee shall not make such a request more than once every three months unless, in the belief of the Security Trustee, an Intercompany Loan Event of Default, a Note Event of Default or Cash Manager Termination Event (as defined in Clause 12.1 herein (Cash Manager Termination Events)) shall have occurred and is continuing or a Potential Intercompany Loan Event of Default or a Potential Note Event of Default shall have occurred and is continuing or may reasonably be expected to occur, PROVIDED THAT any such request by the Security Trustee does not adversely interfere with the Cash Manager's day to day provision of the Cash Management Services under the other terms of this Agreement.

8.6   TOGETHER CONNECTIONS MORTGAGE LOANS:

      (a)    The Seller shall, upon request, use its reasonable endeavours to:

             (i)   provide  the  Cash Manager with such information (including,
                   but  not  limited   to   documentary   information)  in  its
                   possession; and

             (ii)  do such other acts and things,

             that the Cash Manager may require in order for the Cash Manager to exercise its rights and comply with its obligations with respect to the Together Connections Mortgage Loans and under the Transaction Documents with respect to the administration of such Mortgage Loans.

      (b)    The  Cash  Manager  shall,  upon   request,   use  its  reasonable
             endeavours to:

             (i) provide the Seller with such information (including, but not limited to documentary information) in its possession; and

             (ii)  do such other acts and things,

             that the Seller may require in order for the Seller to, exercise its rights and comply with its obligations under the Together Connection Conditions (where such rights and obligations are not required to be administered by the Mortgages Trustee, Funding, the Administrator or the Cash Manager under the Transaction Documents) and in respect of the products linked to the Together Connections Mortgage Loans.

9.    REMUNERATION

9.1   FEE PAYABLE:

      (a) Subject to paragraph (b) below, Funding and the Mortgages Trustee, proportionately in accordance with and subject to the applicable Funding Priority of Payments set out in the Funding Deed of Charge and the applicable Priority of Payments for the Mortgages Trustee under the Mortgages Trust Deed, as the case may be, shall pay to the Cash Manager for its

             Cash Management Services hereunder an annual cash management fee of
             {pound-sterling}100,000   for  its  services  which  will  be  paid
             quarterly.

      (b) Unless and until otherwise agreed by Funding, the Mortgages Trustee and the Security Trustee in writing (notified to the Cash Manager), Funding and the Mortgages Trustee shall be jointly and severally responsible for paying the cash management fee to the Cash Manager which is referred to in paragraph (a) above.

9.2 PAYMENT OF FEE: The cash management fee referred to in Clause 9.1 herein (Fee Payable) shall only be payable to the Cash Manager on each Payment Date in the manner contemplated by, in accordance with and subject to the provisions of the applicable Priority of Payments for the Mortgages
      Trustee under the Mortgages Trust Deed and the applicable Funding Priority of Payments under the Funding Deed of Charge.

10.   COVENANTS, REPRESENTATIONS AND WARRANTIES OF THE CASH MANAGER

10.1 COVENANTS: The Cash Manager hereby covenants with and undertakes to each of the Mortgages Trustee, Funding and the Security Trustee that without prejudice to any of its specific obligations hereunder:

      (a) it will exercise all due skill, care and diligence to the performance of its obligations and the exercise of its discretions hereunder;

      (b) it will comply with any proper directions, orders and instructions which the Mortgages Trustee, Funding or the Security Trustee may from time to time give to it in accordance with the provisions of this Agreement and, in the event of any conflict, those of the Security Trustee shall prevail;

      (c) it will obtain and keep in force all licences, approvals, authorisations and consents which are necessary in connection with the performance of the Cash Management Services and prepare and submit all necessary applications and requests for any further approval, authorisation, consent or licence required in connection with the performance of the Cash Management Services;

      (d) it will not knowingly fail to comply with any legal requirements in the performance of the Cash Management Services;

      (e) it will make all payments required to be made by it pursuant to this Agreement on the due date for payment thereof for value in the specified currency on such day without set-off (including, without limitation, in respect of any fees owed to it) or counterclaim; and

      (f) it will not without the prior written consent of the Security Trustee amend or terminate any of the Transaction Documents save in accordance with their terms.

10.2 DURATION OF COVENANTS: The covenants of the Cash Manager in Clause 10.1 (Covenants) shall remain in force until this Agreement is terminated but without

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

      prejudice to any right or remedy of the Mortgages Trustee and/or Funding and/or the Security Trustee arising from breach of any such covenant prior to the date of termination of this Agreement.

10.3  REPRESENTATIONS  AND  WARRANTIES:   The  Cash  Manager  hereby  makes the
      representations and warranties to each of the Mortgages Trustee, Funding and the Security Trustee that are specified on Schedule 4 hereto.

11.   SERVICES NON-EXCLUSIVE

      Nothing in this Agreement shall prevent the Cash Manager from rendering or performing services similar to those provided for in this Agreement to or for itself or other persons, firms or companies or from carrying on business similar to or in competition with the business of the Mortgages Trustee, Funding or the Security Trustee.

12.   TERMINATION

12.1 CASH MANAGER TERMINATION EVENTS: If any of the following events ("Cash Manager Termination Events") shall occur:

      (a) default is made by the Cash Manager in the payment on the due date of any payment due and payable by it under this Agreement or in the performance of its obligations under Clauses 4.4 and 4.5 herein and such default continues unremedied for a period of five
             (5) London Business Days after the earlier of the Cash Manager becoming aware of such default and receiving written notice from the Security Trustee requiring the same to be remedied;

      (b) default is made by the Cash Manager in the performance or observance of any of its other covenants and obligations under this Agreement, which in the opinion of the Security Trustee (acting at the direction of the Note Trustee) is materially prejudicial to the Noteholders and such default continues unremedied for a period of twenty (20) days after the earlier of the Cash Manager becoming aware of such default and receipt by the Cash Manager of written notice from the Security Trustee requiring the same to be remedied; or

      (c)    the Cash Manager suffers an Insolvency Event,

      then Funding, the Mortgages Trustee and/or the Security Trustee may at once or at any time thereafter while such default continues by notice in writing to the Cash Manager with a copy to the Account Bank terminate its appointment as Cash Manager under this Agreement with effect from a date (not earlier than the date of the notice) specified in the notice.

12.1.1 Upon termination of the appointment of the Cash Manager, the Security Trustee agrees to use its reasonable endeavours to appoint a substitute cash manager. Any substitute cash manager:

             (i) must agree to enter into an agreement substantially on the same terms as the relevant provisions of this Agreement or on such terms as are

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

                   satisfactory to the Mortgages Trustee, Funding and the Security Trustee, and

             (ii) must be a party that the Rating Agencies have previously confirmed in writing to the Mortgages Trustee, Funding and the Security Trustee will not cause the then-current ratings of the Notes to be downgraded, withdrawn or qualified.

      The Security Trustee shall have no liability to any person in the event that, having used reasonable endeavours, it is unable to appoint a substitute cash manager. In any event, the Security Trustee shall only be required to use its reasonable endeavours to appoint such substitute cash manager. Notwithstanding any other provision of the Transaction Documents, the Security Trustee shall not itself be required to perform any duties of the Cash Manager.

      The Security Trustee shall not be obliged to monitor or supervise the performance by any substitute Cash Manager of its duties hereunder or in relation to the other Transaction Documents nor shall the Security
      Trustee be responsible or liable for any act or omission of any substitute Cash Manager or for any loss caused thereby.

12.2 RESIGNATION OF CASH MANAGER: The Cash Manager may resign from its appointment under this Agreement only upon giving not less than twelve
      (12) months' notice to each of the Mortgages Trustee, Funding and the Security Trustee, PROVIDED THAT:

      (a) the Mortgages Trustee, Funding and the Security Trustee each consent in writing to such resignation;

      (b)    a substitute  cash manager shall be appointed, such appointment to
             be  effective  not   later   than   the  effective  date  of  such
             resignation;

      (c) such substitute cash manager enters into an agreement substantially on the same terms as the relevant provisions of this Agreement and the Cash Manager shall not be released from its obligations under the relevant provisions of this Agreement until such substitute cash manager has entered into such new agreement and the rights of the Mortgages Trustee and Funding under such agreement are charged in favour of the Security Trustee on terms satisfactory to the Security Trustee; and

      (d) the then-current ratings of the Notes are not adversely affected as a result thereof.

12.3  EFFECT OF TERMINATION OR RESIGNATION:

      (a) On and after termination or resignation of the appointment of the Cash Manager under this Agreement pursuant to this Clause 12, all authority and power of the Cash Manager under this Agreement shall be terminated and be of no further effect and the Cash Manager shall not thereafter hold itself out in any way as the agent of the Mortgages Trustee, Funding or the Security Trustee pursuant to this Agreement.

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

      (b) Upon termination or resignation of the appointment of the Cash Manager under this Agreement pursuant to this Clause 12, the Cash Manager shall:

             (i) forthwith deliver (and in the meantime hold on trust for, and to the order of, the Mortgages Trustee, Funding or the Security Trustee, as the case may be) to the Mortgages Trustee, Funding or the Security Trustee, as the case may be or as it shall direct, all books of account, papers, records, registers, correspondence and documents in its possession or under its control relating to the affairs of or belongings of the Mortgages Trustee, Funding or the Security Trustee, as the case may be (if practicable, on the date of receipt), any monies then held by the Cash Manager on behalf of the Mortgages Trustee, Funding or, the Security Trustee and any other assets of the Mortgages Trustee, Funding and the Security Trustee;

             (ii) take such further action as the Mortgages Trustee, Funding or the Security Trustee, as the case may be, may reasonably direct at the expense of the Mortgages Trustee or Funding, provided that the Cash Manager shall not be required to take or direct to be taken such further action unless it has been indemnified to its satisfaction (and in the event of a conflict between the directions of Funding, the Mortgages Trustee and the Security Trustee, the directions of the Security Trustee shall prevail);

             (iii) provide  all  relevant  information  contained  on  computer records in the form of magnetic tape, together with details of the layout of the files encoded on such magnetic tapes; and

             (iv) co-operate and consult with and assist the Mortgages Trustee, Funding or the Security Trustee or its nominee, as the case may be (which shall, for the avoidance of doubt, include any Receiver appointed by it), for the purposes of explaining the file layouts and the format of the magnetic tapes generally containing such computer records on the computer system of the Mortgages Trustee, Funding, or the Security Trustee or such nominee, as the case may be.

12.4 NOTICE OF EVENT OF DEFAULT: The Cash Manager shall deliver to the Mortgages Trustee, Funding and the Security Trustee as soon as reasonably practicable but in any event within three London Business Days of becoming aware thereof a notice of any Cash Manager Termination Event or any event which with the giving of notice or expiry of any grace period or certification, as specified in such Cash Manager Termination Event would constitute the same or any Intercompany Loan Event of Default or any Potential Intercompany Loan Event of Default.

12.5  GENERAL PROVISIONS RELATING TO TERMINATION:

      (a) Termination of this Agreement or the appointment of the Cash Manager under this Agreement shall be without prejudice to the liabilities of the Mortgages Trustee and Funding to the Cash Manager and vice versa incurred before the effective date of such termination. The Cash Manager shall have no right of

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

             set-off or any lien in respect of such amounts against amounts held by it on behalf of the Mortgages Trustee, Funding or the Security Trustee.

      (b) This Agreement shall terminate automatically at such time as Funding has no further interest in the Trust Property and all Intercompany Loans have been fully repaid or Funding's obligations under all Intercompany Loans have been otherwise discharged.

      (c) On termination of the appointment of the Cash Manager under the provisions of this Clause 12, the Cash Manager shall be entitled to receive all fees and other monies accrued up to (but excluding) the date of termination subject to the applicable Funding Priority of Payments set out in the Funding Deed of Charge and/or the applicable Priority of Payments for the Mortgages Trustee under the Mortgages Trust Deed, as the case may be, but shall not be entitled to any other or further compensation. Such monies so receivable by the Cash Manager shall be paid by Funding and the Mortgages Trustee, on the dates on which they would otherwise have fallen due hereunder and under the terms of the Funding Deed of Charge and the Mortgages Trust Deed. For the avoidance of doubt, such termination shall not affect the Cash Manager's rights to receive payment of all amounts (if any) due to it from Funding and the Mortgages Trust Deed other than under this Agreement.

      (d) Any provision of this Agreement which is stated to continue after termination of the Agreement shall remain in full force and effect notwithstanding termination.

13.   FURTHER ASSURANCES

13.1 CO-OPERATION, ETC: The parties hereto agree that they will co-operate fully to do all such further acts and things and execute any further documents as may be necessary or desirable to give full effect to the arrangements contemplated by this Agreement and the other Transaction Documents.

13.2 POWERS OF ATTORNEY: Without prejudice to the generality of Clause 13.1 herein (Co-Operation, etc.), the Mortgages Trustee and Funding shall upon request by the Cash Manager forthwith give to the Cash Manager such further powers of attorney or other written authorisations, mandates or instruments as are necessary to enable the Cash Manager to perform the Cash Management Services.

14.   MISCELLANEOUS

14.1 NO SET-OFF: Each of the Seller and the Cash Manager agrees that it will not make or exercise any claims or demands, any rights of counterclaim or any other equities against or withhold payment of any and all sums of money which may at any time and from time to time be standing to the credit of the Mortgages Trustee Transaction Account, the Mortgages
      Trustee GIC Account, the Funding Transaction Account, the Funding GIC Account or any Funding (Issuer) GIC Account or any replacement of additional bank account of either the Mortgages Trustee or Funding.

14.2  NO RECOURSE:

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

      (a) In relation to all sums due and payable by the Mortgages Trustee or Funding to the Cash Manager, the Cash Manager agrees that it shall have recourse only to sums paid to or received by (or on behalf of) the Mortgages Trustee or Funding pursuant to the provisions of the Transaction Documents, in each case subject to the Mortgages Trustee Revenue Priority of Payments and the Funding Priority of Payments.

      (b) For the avoidance of doubt, the Security Trustee shall not be liable to pay any amounts due under Clause 7 (Costs and Expenses), but without prejudice to the obligations of the Mortgages Trustee or Funding, as the case may be, or any receiver appointed pursuant to the Funding Deed of Charge in respect of such amounts.

      (c) Notwithstanding any other provisions of this Agreement, all obligations to, and rights of, the Security Trustee under or in connection with this Agreement (other than its obligations under Clause 13 herein (Further Assurances)) shall automatically terminate upon the discharge in full of the Funding Secured Obligations, PROVIDED THAT this shall be without prejudice to any claims in respect of such obligations and rights arising on or prior to such date.

15.   CONFIDENTIALITY

      During the continuance of this Agreement or after its termination, each of the Mortgages Trustee, the Cash Manager, the Seller, Funding and the Security Trustee shall use its best endeavours not to disclose to any person, firm or company whatsoever any information relating to the business, finances or other matters of a confidential nature of any other party hereto of which it may exclusively by virtue of being party to the Transaction Documents have become possessed and shall use all reasonable endeavours to prevent any such disclosure as aforesaid, PROVIDED HOWEVER that the provisions of this Clause 15 shall not apply:

      (a) to any information already known to the recipient otherwise than as a result of entering into any of the Transaction Documents;

      (b) to any information subsequently received by the recipient which it would otherwise be free to disclose;

      (c) to any information which is or becomes public knowledge otherwise than as a result of the conduct of the recipient;

      (d) to any extent that the recipient is required to disclose the same pursuant to any law or order of any court or pursuant to any direction, request or requirement (whether or not having the force of law) of any central bank or any governmental or other authority (including, without limitation, any official bank examiners or regulators);

      (e) to the extent that the recipient needs to disclose the same for determining the existence of, or declaring, an Event of Default, an Intercompany Loan Event of Default or a Cash Manager Termination Event, the protection or enforcement of any of its rights under any of the Transaction Documents or in

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

             connection herewith or therewith or for the purpose of discharging, in such manner as it thinks fit, its duties under or in connection with such agreements in each case to such persons as require to be informed of such information for such purposes; or

      (f) in relation to any information disclosed to the professional advisers of the recipient or (in connection with a prospective rating of any debt to be issued by any Issuer) to any credit rating agency or any prospective new cash manager or prospective new security trustee.

16.   NO PARTNERSHIP

      It is hereby acknowledged and agreed by the parties that nothing in this Agreement shall be construed as giving rise to any partnership between any of the parties.

17.   ASSIGNMENT

17.1  ASSIGNMENT  BY  THE  MORTGAGES  TRUSTEE  AND  FUNDING:   Neither  of  the
      Mortgages Trustee nor Funding may assign or transfer any of its respective rights and obligations under this Agreement without the prior written consent of:

      (a) in the case of the Mortgages Trustee, each of the Beneficiaries and the Security Trustee; and

      (b) in the case of Funding, each of the Security Trustee and the Cash Manager,

      except that Funding may assign its respective rights hereunder without such consent pursuant to the Funding Deed of Charge.

17.2 NO ASSIGNMENT BY CASH MANAGER: The Cash Manager may not assign or transfer any of its rights and obligations under this Agreement without the prior written consent of the Mortgages Trustee, each of the Beneficiaries and the Security Trustee.

18.   THE SECURITY TRUSTEE

18.1 CHANGE IN SECURITY TRUSTEE: If there is any change in the identity of the security trustee in accordance with the Funding Deed of Charge, the Cash Manager, the Seller, Funding and the Mortgages Trustee shall execute such documents and take such action as the successor security trustee and the outgoing security trustee may require for the purpose of vesting in the successor security trustee the rights and obligations of the outgoing security trustee under this Agreement and releasing the outgoing security trustee from its future obligations under this Agreement.

18.2 NO OBLIGATIONS: It is hereby acknowledged and agreed that by its execution of this Agreement the Security Trustee shall not assume or have any of the obligations or liabilities of the Cash Manager, the Seller, Funding or the Mortgages Trustee under this Agreement. Furthermore, any liberty or power which may be exercised or any determination which may be made hereunder by the Security Trustee may be exercised or made in the Security Trustee's absolute and unfettered discretion without any obligation to give reasons therefor, but in any event must be exercised or made in accordance with the provisions of the Funding Deed of Charge.

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

19.   NEW INTERCOMPANY LOAN AGREEMENTS

      If Funding enters into a New Intercompany Loan Agreement, then the Cash Manager, the Seller, Funding, the Security Trustee and the Mortgages Trustee shall execute such documents and take such action as may be necessary or required by the Rating Agencies for the purpose of including the New Issuer, any Basis Rate Swap Provider, any Currency Swap Provider, any New Start-up Loan Provider and any other person who has executed an Accession Undertaking or any New Intercompany Loan Agreement in the Transaction Documents.

20.   NON PETITION COVENANT; LIMITED RECOURSE

20.1 ONLY TRUSTEE TO ENFORCE: The Cash Manager hereby undertakes to each of the other parties hereto that only the Security Trustee may enforce the security created in favour of the Security Trustee by the Funding Deed of Charge in accordance with the provisions thereof.

20.2 LIMITED RECOURSE: The Cash Manager hereby undertakes to each of the other parties hereto that, notwithstanding any other provision of this Agreement or any other Transaction Document, no sum due or owing to the Cash Manager from or by Funding or the Mortgages Trustee under this Agreement shall be payable by Funding or the Mortgages Trustee except to the extent that Funding or the Mortgages Trustee, as applicable, has sufficient funds available subject to the applicable Funding Priority of Payments set out in the Funding Deed of Charge or the applicable Priority of Payments for the Mortgages Trustee under the Mortgages Trust Deed, as the case may be, or, following enforcement of the Funding Security the Security Trustee has realised sufficient funds from the Funding Security to pay such sum subject to and in accordance with the relevant Funding Priority of Payments, and provided that all liabilities of Funding or the Mortgages Trustee required to be paid in priority thereto or pari passu therewith pursuant to the applicable Funding Priority of Payments set out in the Funding Deed of Charge or the applicable Priority of Payments for the Mortgages Trustee under the Mortgages Trust Deed, as the case may be, have been paid, discharged and/or otherwise provided for in full.

20.3 NON-PETITION: The Cash Manager hereby undertakes to each of the other parties hereto that it shall not take any steps for the purpose of recovering any amount payable under this Agreement (including, without limitation, by exercising any rights of set-off) or enforcing any rights arising out of this Agreement against Funding or the Mortgages Trustee and it shall not take any steps or legal proceedings for the winding-up, dissolution or reorganisation of, or the institution of insolvency proceedings against, either Funding or the Mortgages Trustee or for the appointment of a receiver, administrator, liquidator or similar officer of Funding or the Mortgages Trustee in respect of any or all of its revenues except to the extent expressly permitted under the Funding Deed of Charge or the Mortgages Trust Deed, as the case may be.

20.4 FOLLOWING ENFORCEMENT: The Cash Manager hereby undertakes to each of the other parties hereto that, following any enforcement of the Funding Security, it will hold on trust for, and will pay to, the Security Trustee or the Receiver, as the case may be, all monies received or recovered by it (whether by way of set-off or otherwise) from Funding or in respect of any amount due hereunder by Funding, otherwise than in accordance with the Funding Post-Enforcement Priority of Payments in order that such monies may be applied by the Security Trustee or the Receiver in accordance with the Funding Post-Enforcement Priority of Payments.

20.5 CORPORATE OBLIGATIONS: To the extent permitted by law, no recourse under any obligation, covenant, or agreement of any person contained in this Agreement shall be had against any shareholder, officer or director of such person as such, by the enforcement of any assessment or by any legal proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is a corporate obligation of each person expressed to be a party hereto and no personal liability shall attach to or be incurred by the shareholders, officers, agents or directors of such person as such, or any of them, under or by reason of any of the obligations, covenants or agreements of such person contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by such person of any of such obligations, covenants or agreements, either under any applicable law or by statute or constitution, of every such shareholder, officer, agent or director is hereby expressly waived by each person expressed to be a party hereto as a condition of and consideration for the execution of this Agreement.

21.   AMENDMENTS AND WAIVER

21.1 ENTIRE AGREEMENT: This Agreement sets out the entire agreement and understanding between the parties with respect to the subject matter of this Agreement superseding all prior oral or written understandings other than the other Transaction Documents.

21.2 AMENDMENTS AND WAIVER: No amendment or waiver of any provision of this Agreement nor consent to any departure by any of the parties therefrom shall in any event be effective unless the same shall be in writing and signed by each of the parties hereto. In the case of a waiver or consent, such waiver or consent shall be effective only in the specific instance and as against the party or parties giving it for the specific purpose for which it is given.

21.3 RIGHTS CUMULATIVE: The respective rights of each of the parties to this Agreement are cumulative and may be exercised as often as they consider appropriate. No failure on the part of any party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies in this Agreement are cumulative and not exclusive of any remedies provided by law.

21.4 RATINGS: No variation or waiver of this Agreement shall be made if the same would adversely affect the then-current ratings of any of the Notes.

22.   NOTICES

      Any notices or other communication or document to be given or delivered pursuant to this Agreement to any of the parties hereto shall be sufficiently served if sent by prepaid first class post, by hand or by facsimile transmission and shall be deemed to be given (in the case of facsimile transmission) when despatched or (where delivered by hand) on the day of delivery if delivered before 17.00 hours on a London Business

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

      Day or on the next London Business Day if delivered thereafter or (in the case of first class post) when it would be received in the ordinary course of the post and shall be sent:

      (a) in the case of the Cash Manager and the Seller, to Northern Rock plc, Northern Rock House, Gosforth, Newcastle upon Tyne NE3 4PL (facsimile number: 0191 213 2203) for the attention of the Group Secretary;

      (b) in the case of the Mortgages Trustee, to Granite Finance Trustees Limited, 22 Grenville Street, St. Helier, Jersey JE4 8PX, Channel Islands (facsimile number 0153 469 9333) for the attention of Securitisation Team, Treasury;

      (c) in the case of Funding, to Granite Finance Funding Limited, 35 New Bridge Street, 4th Floor, Blackfriars, London EC4V 6BW (facsimile number 0207 332 6199) for the attention of Securitisation Team, Treasury;

      (d) in the case of the Security Trustee, to The Bank of New York, at One Canada Square, 48th Floor, London E14 5AL (facsimile number 020 7964 6399) for the attention of Corporate Trust (Global Structured Finance);

      (e) in the case of Fitch, to Fitch Ratings Ltd., at Eldon House, 2 Eldon Street, London EC2M 7UA (facsimile number 0207 417 6262) for the attention of European Structured Finance Surveillance;

      (f) in the case of Moody's, to Moody's Investors Services, Inc., at 1st Floor, 2 Minster Court, Mincing Lane, London EC3R 7XB (facsimile number 0207 772 5400) for the attention of David Harrison;

      (g) in the case of S&P, to Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., at Garden House, 18 Finsbury Circus, London EC2M 7NJ (facsimile number 0207 826 3598) for the attention of Heather Dyke;

      or to such other address or facsimile number or for the attention of such other person or entity as may from time to time be notified by any party or by any Rating Agency to the others by written notice in accordance with the provisions of this Clause 22. All notices served under this Agreement shall be simultaneously copied to the Security Trustee by the person serving the same.

23.   THIRD PARTY RIGHTS

      A person who is not a party to this Agreement may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999, but this shall not affect any right or remedy of a third party which exists or is available apart from that Act.

24.   EXECUTION IN COUNTERPARTS; SEVERABILITY

24.1 COUNTERPARTS: This Agreement may be executed in any number of counterparts (manually or by facsimile) and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.

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

24.2 SEVERABILITY: Where any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations under this Agreement, or of such provision or obligation in any other jurisdiction, shall not be affected or impaired thereby.

25.   GOVERNING LAW AND SUBMISSION TO JURISDICTION

25.1 GOVERNING LAW: This Agreement is governed by, and shall be construed in accordance with, English law.

25.2 SUBMISSION TO JURISDICTION: Each of the parties hereto irrevocably agrees that the courts of England shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement and, for such purposes, irrevocably submits to the jurisdiction of such courts.

25.3 PROCESS AGENT: The Mortgages Trustee irrevocably and unconditionally appoints Mourant & Co. Capital (SPV) Limited at Fourth Floor, 35 New Bridge Street, Blackfriars, London EC4V 6BW or otherwise at its registered office for the time being as its agent for service of process in England in respect of any proceedings in respect of this Agreement and undertakes that in the event of Mourant & Co. Capital (SPV) Limited ceasing so to act it will appoint another person with a registered office in London as its agent for service of process.

25.4 FORUM: Each of the parties hereto irrevocably waives any objection which it might now or hereafter have to the courts of England being nominated as the forum to hear and determine any Proceedings and to settle any disputes, and agrees not to claim that any such court is not a convenient or appropriate forum.

IN WITNESS WHEREOF the parties have caused this Agreement to be executed the day and year first before written.

                                  SCHEDULE 1
                         THE CASH MANAGEMENT SERVICES

The Cash Manager shall:

      (a)    make the determinations set out in Schedule 2 hereto;

      (b)    invest  sums,  if  any,  standing to the  credit  of  the  Funding
             Transaction  Account  in  short-term   Authorised  Investments  as
             determined by Funding and, if applicable, the Security Trustee;

      (c) invest sums, if any, standing to the credit of the Mortgages Trustee Transaction Account in short-term Authorised Investments as determined by the Mortgages Trustee and, if applicable, the Security Trustee;

      (d) maintain the Funding Principal Deficiency Ledger, and record (1) any principal Losses on the Mortgage Loans allocated to Funding pursuant to the terms of the Mortgages Trust and (2) to record the application of Funding Available Principal Receipts to any Issuer to fund the Issuer Liquidity Reserve Fund of any Issuer.

      (e) provide the Mortgages Trustee, Funding, the Security Trustee (upon its request) and the Rating Agencies with quarterly reports in relation to the Mortgages Trustee and Funding as set forth on
             Schedule 3;

      (f) operate the Mortgages Trustee Transaction Account, the Mortgages Trustee GIC Account, the Funding GIC Account, any Funding (Issuer) GIC Account and the Funding Transaction Account and ensure that payments are made into and from such accounts in accordance with this Agreement, the Mortgages Trust Deed, the Funding Deed of Charge, the Bank Account Agreement, any Funding (Issuer) Bank Account Agreement, the Mortgages Trustee Guaranteed Investment Contract, the Funding Guaranteed Investment Contract, any Funding (Issuer) Guaranteed Investment Contract and any other applicable Transaction Document, PROVIDED HOWEVER, that nothing herein shall require the Cash Manager to make funds available to the Mortgages Trustee or Funding to enable such payments to be made other than as expressly required by the provisions of this Agreement;

      (g) in relation to the payments to be made to each Issuer, make withdrawals under the Issuer Reserve Fund, if required;

      (h) in relation to the payments to be made to each Issuer, make any required withdrawals under the Issuer Liquidity Reserve Fund;

      (i) maintain any Issuer Reserve Fund Ledger, and record the amount credited to any Issuer Reserve Fund on the Initial Closing Date, and subsequent withdrawals and deposits in respect of any Issuer Reserve Fund;

      (j) maintain any Issuer Liquidity Reserve Ledger, if any, and record the amount credited to any Issuer Liquidity Reserve Fund from time to time, and

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

             subsequent withdrawals and deposits in respect of any Issuer Liquidity Reserve Fund;

      (k)    keep   records  for  all  taxation  purposes  (including,  without limitation VAT);

      (l) subject to any applicable law, assist the auditors of the Mortgages Trustee and Funding and provide such information to them as they may reasonably request for the purpose of carrying out their duties as auditors;

      (m) make all filings, give all notices and make all registrations and other notifications required in the day-to-day operation of the respective businesses of the Mortgages Trustee and Funding or required to be given by the Mortgages Trustee or Funding pursuant to the Transaction Documents;

      (n) arrange for all payments due to be made by the Mortgages Trustee and/or Funding under any of the Transaction Documents, PROVIDED THAT such monies are at the relevant time available to the Mortgages Trustee and/or Funding and PROVIDED FURTHER that nothing herein shall constitute a guarantee by the Cash Manager of all or any of the obligations of the Mortgages Trustee or Funding under any of the Transaction Documents;

      (o) without prejudice to the role of and in conjunction with the Corporate Services Provider to Funding and the Mortgages Trustee under the relevant Corporate Services Agreement, keep general books of account and records of the Mortgages Trustee and Funding; provide accounting services, including reviewing receipts and payments, supervising and assisting in the preparation of interim statements and final accounts and supervising and assisting in the preparation of Tax returns;

      (p) without prejudice to the role of and in conjunction with the Corporate Services Provider to Funding and the Mortgages Trustee under the relevant Corporate Services Agreement, provide or procure the provision of company secretarial and administration services to the Mortgages Trustee and Funding including the keeping of all registers and the making of all returns and filings required by applicable law or by U.S., U.K. or Jersey regulatory authorities (including the Securities and Exchange Commission), co-operate in the convening of board and general meetings and provide registered office facilities;

      (q) itself on behalf of the Mortgages Trustee and Funding, PROVIDED THAT such monies are at the relevant time available to the Mortgages Trustee and Funding, pay all the out-of-pocket expenses of the Mortgages Trustee and Funding, incurred by the Cash Manager on behalf of the Mortgages Trustee and Funding in the performance of the Cash Manager's duties hereunder including without limitation:

             (i) all Taxes which may be due or payable by the Mortgages Trustee and Funding;


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

             (ii) all registration, transfer, filing and other fees and other charges payable in respect of the sale by the Seller of the Mortgage Portfolio to the Mortgages Trustee;

             (iii) all  necessary  filing  and  other  fees in compliance  with regulatory requirements;

             (iv) all legal and audit fees and other professional advisory fees;

             (v) all communication expenses including postage, courier and telephone charges; and

             (vi) all premiums payable by the Mortgages Trustee in respect of the Insurance Policies;

      (r) at the request of Funding (and following the enforcement of the Funding Security, with the prior written consent of the Security Trustee), the Cash Manager may invest monies standing from time to time to the credit of the Funding GIC Account or any Funding (Issuer) GIC Account (including any amounts credited thereto and representing amounts standing to the credit of such Issuer Liquidity Reserve Fund, if any) in Authorised Investments, subject to the following provisions:

             (i) any such Authorised Investment shall be made in the joint names of Funding and the Security Trustee;

             (ii) any costs properly and reasonably incurred in making and changing Authorised Investments will be reimbursed to the Cash Manager and the Security Trustee by Funding;

             (iii) all income or proceeds following the disposal or maturity of
                   Authorised Investments shall be credited to the Funding GIC Account or any Funding (Issuer) GIC Account, as applicable; and

             (iv) following the enforcement of the Funding Security no such investment may be made without the prior written consent of the Security Trustee.

             The Security Trustee and the Cash Manager shall not be responsible (save where any loss results from the Security Trustee's or the Cash Manager's own fraud, wilful default or gross negligence or that of its officers or employees) for any loss occasioned by reason of any such Authorised Investments whether by depreciation in value or otherwise provided that such Authorised Investments were made in accordance with the above provisions; and

      (s) take such other action or provide any other Cash Management Services as is required in the Transaction Documents.

                                  SCHEDULE 2
                  CASH MANAGEMENT AND MAINTENANCE OF LEDGERS

1.    DETERMINATION

      (a) On or before each Distribution Date based on the aggregate amount of monies standing to the credit of the Mortgages Trustee Transaction Account and the Mortgages Trustee GIC Account as at close of business on the preceding day, the Cash Manager shall determine each of the following:

             (i) the amount of Principal Receipts and Revenue Receipts received during the immediately preceding Trust Calculation Period and during each Interim Calculation Period (as defined in the Mortgages Trust Deed), if any, during such immediately preceding Trust Calculation Period;

             (ii) the amount of any Mortgages Trustee Available Revenue Receipts received during the immediately preceding Trust Calculation Period;

             (iii) the   amount   of   any   net  credit  on  the  Non-Flexible
                   Overpayments Sub Ledger;

             (iv) the amount of Mortgages Trustee Available Revenue Receipts and Principal Receipts to be distributed to Funding and to the Seller on such Distribution Date;

             (v) whether each of the Issuer Arrears Test, the Issuer Reserve Requirement and the Subordinated Principal Test is satisfied on such date and shall promptly notify the Issuer Cash Manager of such determinations; and

             (vi) the various amounts, balances and rates to be calculated in accordance with any Basis Rate Swap and/or any Currency Rate Swap, and shall promptly notify the Issuer, the First Issuer Cash Manager, the Note Trustee and each Calculation Agent (as defined in each Basis Rate Swap Agreement and Currency Swap Agreement) of such amounts, balances and rates.

      (b) On or before each Distribution Date (and, in respect of Clause 1(b)(ii) below, on each Assignment Date), the Cash Manager shall determine each of the following:

             (i) the amount of any Losses incurred on the Mortgage Loans during the immediately preceding Trust Calculation Period and during each Interim Calculation Period (as defined in the Mortgages Trust Deed), if any, during such immediately preceding Trust Calculation Period;

             (ii) (the Funding Share, the Seller Share, the Funding Share Percentage and the Seller Share Percentage in accordance with Clause 8

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

                   (Adjustment of Funding Share Percentage and Seller Share Percentage) of the Mortgages Trust Deed;

             (iii) to the extent the Seller has assigned New Mortgage  Loans to the Mortgages Trustee during the immediately preceding Trust Calculation Period, the Weighted Average Funding Share Percentage and the Weighted Average Seller Share Percentage (in respect of Revenue Receipts, Principal Receipts and Losses) in accordance with Clause 8.3 (Weighted Average Funding Share Percentage) and Clause 8.7 (Weighted Average Seller Share Percentage), respectively, of the Mortgages Trust Deed; and

             (iv) the Minimum Seller Share in accordance with Clause 9.2 (Fluctuation of Minimum Seller Share on each Distribution
                   Date) of the Mortgages Trust Deed.

      (c) No later than each Distribution Date immediately prior to each Payment Date, the Cash Manager shall determine each of the following:

             (i) the amount of any Funding Available Revenue Receipts to be applied on the relevant Payment Date in accordance with the Funding Pre-Enforcement Revenue Priority of Payments; and

             (ii) the amount of any Funding Available Principal Receipts to be applied on the following Payment Date in accordance the Funding Pre-Enforcement Principal Priority of Payments.

      (d) No later than each Distribution Date immediately prior to each Payment Date, the Cash Manager shall determine each of the following:

             (i) the amount of any Issuer Allocable Revenue Receipts for each Issuer to be applied on the relevant Payment Date in accordance with the Funding Pre-Enforcement Revenue Priority of Payments;

             (ii) the amount of any Issuer Allocable Principal Receipts for each Issuer to be applied on the following Payment Date in accordance the Funding Pre-Enforcement Principal Priority of Payments; and

             (iii) the amount of any Shared Issuer Revenue  Receipts and Shared
                   Issuer Principal Receipts to be applied on the following Payment Date in accordance with the Funding Priority of Payments.

      (e) The Cash Manager shall make all the determinations referred to in paragraphs 1(a) to (d) herein on the basis of the following assumptions:

             (i)   that the amount of any Losses will not increase;

             (ii) that any debit balance on any Issuer Principal Deficiency Ledger will not increase; and

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

             (iii) such other assumptions  (including  without limitation as to the amount of any payments or provisions to be made in accordance with the applicable Funding Priority of Payments during the period from and including the Distribution Date immediately prior to each Payment Date to and excluding such Payment Date) as the Cash Manager considers appropriate.

             The Cash Manager shall notify the Mortgages Trustee, Funding and the Security Trustee on request of any such other assumptions and shall take account of any representations made by the Mortgages Trustee, Funding and the Security Trustee (as the case may be) in relation thereto.

      (f)    The Cash Manager shall:

             (i) make or procure to be made all returns and filings required to be made by Funding and the Mortgages Trustee;

             (ii) itself on behalf of Funding and the Mortgages Trustee, provided that such moneys are at the relevant time available to Funding and the Mortgages Trustee, pay all out-of-pocket expenses of Funding and the Mortgages Trustee incurred in the performance of the Cash Manager's duties hereunder including, without limitation, all fees payable to the London Stock Exchange Limited.

      (g) The Cash Manager shall, if necessary, perform all currency conversions free of charge, cost or expense at the relevant exchange rate (for the purposes of any calculations referred to above, (i) all percentages resulting from such calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (e.g. 9.876541% being rounded down to 9.87654% and (ii) any currency amounts used in or resulting from such calculations will be rounded in accordance with the relevant market practice).

      (h) Each determination made in accordance with this paragraph 1 shall (in the absence of bad faith, wilful default, negligence and manifest error) be final and binding on all persons.

2.    NOTIFICATION OF DETERMINATIONS

      The Cash Manager shall cause each determination of Principal Receipts, Revenue Receipts, Losses, Mortgages Trustee Available Revenue Receipts, the Funding Share, the Seller Share, the Funding Share Percentage, the Seller Share Percentage, the Weighted Average Funding Share Percentage, the Weighted Average Seller Share Percentage and the Minimum Seller Share to be notified forthwith to the Mortgages Trustee, the Beneficiaries and the Security Trustee and will cause each determination of Funding Available Principal Receipts and Funding Available Revenue Receipts to be notified forthwith to Funding, the Security Trustee and the Issuer Cash Manager.

3.    PRIORITY OF PAYMENTS FOR MORTGAGES TRUSTEE AVAILABLE REVENUE RECEIPTS

      The Cash Manager shall (unless the intended recipient of the relevant payment agrees otherwise) on each Distribution Date withdraw Cash from the Mortgages Trustee GIC Account and/or, in the case of sums to be provided for, retain Cash in the amounts required (to the extent that such withdrawal does not cause the Mortgages Trustee GIC Account to become overdrawn or, if any amounts are retained by way of provision for the relevant liability and are thus not withdrawn, to the extent that withdrawal of those amounts that are withdrawn would not, if such retained amounts were also to be withdrawn, cause the balance on the Mortgages Trustee GIC Account to become overdrawn). The aggregate amount of the withdrawal shall equal the Mortgages Trustee Available Revenue Receipts on each Distribution Date. The withdrawal shall be used to make the payments and provisions in the order of priority set out in Clause
      10.2 (Distribution of Mortgages Trustee Available Revenue Receipts) of the Mortgages Trust Deed (in each case only if and to the extent that payments or provisions of a higher priority have been made in full).

4.    PRIORITY OF PAYMENTS FOR MORTGAGES TRUSTEE PRINCIPAL RECEIPTS

      The Cash Manager shall (unless the intended recipient of the relevant payment agrees otherwise) on each Distribution Date, (i) withdraw Cash from the Mortgages Trustee GIC Account in an amount equal to the Mortgages Trustee Principal Receipts (to the extent only that such withdrawal does not cause the Mortgages Trustee GIC Account to become overdrawn or, if any amounts are retained by way of provision for the relevant liability and are thus not withdrawn, to the extent that withdrawal of those amounts that are withdrawn would not, if such retained amounts were also to be withdrawn, cause the balance on the Mortgages Trustee GIC Account to become overdrawn) to make the payments in the order of priority set out in Clause 11 of the Mortgages Trust Deed (Distribution of Principal Receipts) and/or, (ii) until such time as the same may be distributed in accordance with the Mortgages Trust Deed, retain Cash in the Mortgages Trustee GIC Account in the amount of any net credit on the Non-Flexible Overpayments Sub Ledger.

5.    PRIORITY OF PAYMENTS FOR FUNDING AVAILABLE REVENUE RECEIPTS

      Funding Available Revenue Receipts (including Issuer Allocable Revenue Receipts) will be applied by the Cash Manager on each Payment Date until enforcement of the Funding Security pursuant to the Funding Deed of Charge or until such time as there are no outstanding Funding Secured Obligations, in making such payments and provisions in the order of priority set out in the Funding Pre-Enforcement Revenue Priority of Payments (in each case only if and to the extent that payments or provisions of a higher priority have been made in full) as set out in
      Part I of Schedule 3 to the Funding Deed of Charge (as the same may be amended, varied or restated from time to time).

6.    PRIORITY OF PAYMENTS FOR FUNDING AVAILABLE PRINCIPAL RECEIPTS

      Funding Available Principal Receipts (including Issuer Allocable Principal Receipts) will be applied by the Cash Manager on each Payment Date until enforcement of the Funding Security pursuant to the Funding Deed of Charge or until such time as there are no outstanding Funding Secured Obligations, in making such payments and provisions in the order of priority (in each case only if and to the extent that payments or provisions of a higher priority have been made in full) set out in
      Part II of Schedule 3 to the Funding Deed of Charge.

7.    OTHER PAYMENTS

      Each of the Beneficiaries and the Cash Manager agrees, and the Mortgages Trustee concurs, that (save as otherwise specified below) the following payments may be made from the Mortgages Trustee GIC Account (to the extent that withdrawal of those amounts would not cause the balance of the Mortgages Trustee GIC Account to become overdrawn) on any date:

      (a) if any amount has been received from a Borrower for the express purpose of payment being made to a third party for the provision of a service (including giving insurance cover) to any of that Borrower or the Seller or the Mortgages Trustee, to pay such amount when due to such third party or, in the case of the payment of an insurance premium, where such third party and the Cash Manager have agreed that payment of commission should be made by deduction from such insurance premium, to pay such amount less such commissions when due to such third party and to pay such commission to the Cash Manager and to pay any premiums in respect of any Insurance Policy or other insurance policy relating to any Mortgage Loan comprised in the Mortgage Portfolio;

      (b) to pay to any person (including the Cash Manager) any amounts due arising from any unintentional overpayment (and not an Overpayment) by any person or arising from any reimbursement by any person of any such overpayment (including, for the avoidance of doubt, where arising from the failure of a direct debit);

      (c) to pay when due (but subject to any right to refuse or withhold payment or of set-off that has arisen by reason of the Borrower's breach of the terms of the relevant Mortgage or Mortgage Loan) any amount payable to a Borrower under the terms of the Mortgage or the Mortgage Loan to which that Borrower is a party, and to pay when due any amount payable by the Mortgages Trustee to the Seller pursuant to Clauses 3.2, 4.5 and 5.2 of the Mortgage Sale Agreement;

      (d) to pay to the Seller any amounts (including, for the avoidance of doubt, any Early Repayment Charges) received and held by the Mortgages Trustee on trust for the Seller pursuant to Clause 5 (Trust of Monies) of the Mortgage Sale Agreement;

      (e) to pay when due and payable any amounts due and payable by the Mortgages Trustee to third parties and incurred without breach by the Mortgages Trustee of the Mortgages Trust Deed and not provided for payment elsewhere in this paragraph 7;

      (f) to refund any amounts due arising from the rejection of any payments in respect of a Mortgage Loan and any other amounts which have not been received by the Mortgages Trustee as cleared funds; and

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

      (g) to refund to the Seller any amounts which represent amounts received from Borrowers but which do not form part of the Mortgage Account or comprise unpaid interest as at the relevant Closing Date and which are amounts owed by such Borrowers in respect of any period prior to the relevant Closing Date as and when identified by the Cash Manager and if a Borrower fails to pay the full amount that it owes, the Cash Manager shall be obliged to refund to the Seller only such portion of the amount which relates to any period prior to the relevant Closing Date.

8.    USE OF LEDGERS

      The Cash Manager shall forthwith record monies received or payments made by it on behalf of the Mortgages Trustee or Funding in the ledgers in the manner set out in this Agreement. If, at any time, the Cash Manager is in any doubt as to which ledger a particular amount should be credited or debited, it shall consult with the Security Trustee thereon.

      Except in the case of the Funding Principal Deficiency Ledger, a debit item shall only be made in respect of any of the Mortgages Trustee Ledgers and the Funding Ledgers and the corresponding payment or transfer (if any) may only be made from the Mortgages Trustee Transaction Account, the Mortgages Trustee GIC Account, the Funding GIC Account, the Funding Transaction Account or any Funding (Issuer) GIC Account, as the case may be, to the extent that such entry does not cause the relevant ledger to have a debit balance. In the case of the Funding Principal Deficiency Ledger, a credit item shall only be made to the extent that such entry does not cause such ledger to have a credit balance.

9.    REVENUE LEDGER

      The Cash Manager shall ensure that:

      (a)    the following amounts shall be credited to the Revenue Ledger:

             (i)   all Revenue Receipts; and

             (ii) all interest received by the Mortgages Trustee on the Mortgages Trustee Transaction Account and the Mortgages Trustee GIC Account; and

      (b) any payment or provision made under paragraph 3 herein shall be debited to the Revenue Ledger.

10.   PRINCIPAL LEDGER

      The Cash Manager shall ensure that:

      (a)    all Principal  Receipts shall be credited to the Principal Ledger;
             and

      (b) any payment or provision made under paragraph 4 herein shall be debited to the Principal Ledger.

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

11.   LOSSES LEDGER

      The Cash Manager shall ensure that all Losses shall be recorded in the Losses Ledger.

12.   FUNDING SHARE/SELLER SHARE LEDGER

      The Cash Manager shall ensure that the Current Funding Share and the Current Funding Share Percentage of the Trust Property and the Current Seller Share and the Current Seller Share Percentage of the Trust Property are recorded in the Funding Share/Seller Share Ledger on the Initial Closing Date and thereafter on each Distribution Date. In addition to the foregoing, if the Seller has assigned New Mortgage Loans to the Mortgages Trustee during the Trust Calculation Period immediately preceding a Distribution Date, the Cash Manager shall ensure that the Current Funding Share and the Current Funding Share Percentage of the Trust Property and the Current Seller Share and the Current Seller Share Percentage of the Trust Property, as recalculated on each Assignment Date, and the Weighted Average Funding Share Percentage and the Weighted Average Seller Share Percentage, as calculated on such Distribution Date in respect of Revenue Receipts, Principal Receipts and Losses, are recorded on the Funding Share/Seller Share Ledger on each such Distribution Date.

13.   FUNDING REVENUE LEDGER

      The Cash Manager shall ensure that:

      (c)    the  following  amounts shall be credited to the  Funding  Revenue
             Ledger:

             (i)   all Funding Revenue Receipts;

             (ii) all interest received by Funding in respect of the Funding Bank Accounts, including in respect of any Funding (Issuer) GIC Account, provided that the Cash Manager shall keep a separate record in respect of each Issuer of the amount of interest received by Funding in respect of the Funding (Issuer) GIC Account of such Issuer;

             (iii) all amounts received by Funding representing income  on  any of Funding's Authorised Investments; and

             (iv) any amount debited to the Funding Principal Ledger under paragraph 16(b)(ii) herein; and

      (d) any payment or provision made under paragraph 5 above shall be debited to the Funding Revenue Ledger.

14.   ISSUER RESERVE FUND LEDGER

      If an Issuer Reserve Fund is required to be established, the Cash Manager will record on such Issuer Reserve Fund Ledger:

      (a) an amount initially from that portion of Funding's Contribution to the Mortgages Trust which will be retained by Funding and not paid to the

             Mortgages Trustee and deposited into the related Funding (Issuer) GIC Account;

      (b) amounts credited to the relevant Issuer Liquidity Reserve Ledger in accordance with the Funding Priority of Payments above; and

      (c) amounts debited to an Issuer Liquidity Reserve Ledger in order to be applied in accordance with the Funding Priority of Payments.

15.   ISSUER LIQUIDITY RESERVE LEDGER

      If an Issuer Liquidity Reserve Fund is required to be established, the Cash Manager will record on such Issuer Liquidity Reserve Ledger:

      (a) an amount funded initially from Funding Available Principal Receipts which are allocated to the relevant Issuer in accordance with the Funding Pre-Enforcement Principal Priority of Payments up to the amount of the Issuer Liquidity Reserve Required Amount and such amount will be deposited in the relevant Funding (Issuer) GIC Account;

      (b) amounts credited to the relevant Issuer Liquidity Reserve Ledger in accordance with the Funding Priority of Payments above; and

      (c) amounts debited to an Issuer Liquidity Reserve Ledger in order to be applied in accordance with Funding Priority of Payments.

16.   FUNDING PRINCIPAL LEDGER

      Without prejudice to paragraph 18 below, the Cash Manager shall ensure that:

      (a)    the following amounts shall be credited  to  the Funding Principal
             Ledger:

             (i)   all Funding Principal Receipts; and

             (ii) amounts credited to the Funding Principal Deficiency Ledger under paragraphs 8 and 17 herein; and

      (b)    the  following  amounts shall be debited to the Funding  Principal
             Ledger:

             (i) the aggregate amount of principal repaid on the Intercompany Loan Agreement pursuant to paragraph 6 herein.

17.   FUNDING PRINCIPAL DEFICIENCY LEDGER

      The Cash Manager will establish a Principal Deficiency Ledger for Funding and ensure that:

      (a) on each occasion on which an Issuer Principal Deficiency Ledger is credited with respect to (1) Losses and (2) Issuer Liquidity Reserve Funds, the Funding Principal Deficiency Ledger is credited with respect to such Issuer; and

      (b) on each occasion on which the principal deficiency of an Issuer is reduced with respect to a credit described in (a) above, the Funding Principal Deficiency Ledger will record a parallel reduction in aggregate principal deficiencies.

18.   FUNDING RESERVE LEDGER

      (a) An amount initially drawn from excess Revenue Receipts distributed to Funding from the Mortgages Trust and deposited in the Funding GIC Account will be credited to the Funding Reserve Ledger.

      (b) Amounts shall be credited to the Funding Reserve Ledger in accordance with the Funding Priority of Payments above.

      (c) Amounts shall be debited to the Funding Reserve Ledger on any Closing Date in order to be applied in the establishment of initial reserves or in payment of expenses in connection with the issuance of any New Notes by a New Issuer and on each Payment Date in order to be applied in accordance with the Funding Priority of Payments.

19.   INTERCOMPANY LOAN LEDGER

      The Cash Manager shall ensure that all payments of interest and repayments of principal on each of the Intercompany Loans are recorded in the Intercompany Loan Ledger.

20.   OVERPAYMENTS LEDGER

      The Cash Manager shall ensure that:

      (a)    with respect to the Non-Flexible Mortgage Loans:

             (i) there shall be credited to the Non-Flexible Overpayments Sub Ledger all Overpayments (not being Capital Payments) made on Non-Flexible Mortgage Loans; and

             (ii) there shall be debited from the Non-Flexible Overpayments Sub Ledger:

                   (A) all underpayments made by any Borrower on Non-Flexible Mortgage Loans which do not exceed the amount of the Overpayment previously made by such Borrower in the same calendar year; and

                   (B) on the first Trust Determination Date of each calendar year, all outstanding credits made to the Non-Flexible Overpayments Sub Ledger during the previous calendar year; and

      (b) all Overpayments on the Flexible Mortgage Loans are recorded in the Flexible Overpayments Sub Ledger.

21.   NON-FLEXIBLE UNDERPAYMENTS LEDGER

      The Cash Manager shall ensure that all amounts debited from the Overpayments Ledger under paragraph 20(a)(ii) above shall be recorded on the Non-Flexible Underpayments Ledger.

22.   RE-DRAWS LEDGER

      The Cash Manager shall ensure that, with respect to the Flexible Mortgage
      Loans:

      (a) all Non-Cash Re-Draws are recorded in the Non-Cash Re-Draws Sub Ledger; and

      (b)    all Cash Re-Draws are recorded in the Cash Re-Draws Sub Ledger.

23.   RECORDS

      The Cash Manager shall ensure that a separate record is kept of any amount drawn under any Issuer Reserve Fund or Issuer Liquidity Reserve Fund.

                                  SCHEDULE 3A
                  FORM OF MORTGAGES TRUSTEE QUARTERLY REPORT

GRANITE FINANCE TRUSTEES LIMITED
MEMORANDUM OF ACCOUNT

Period Ended                                                    This Quarter              Prior Quarter
                                                                {pound-sterling} 000's    {pound-sterling} 000's
Fees Receivable
Fees Payable
Operating Expenses
Taxation
Dividend                                                        0                         0
Retained profit brought forward                                 0                         0
                                                                ---------------------------------------------------
Retained profit for the year                                    0                         0
                                                                ===================================================

GRANITE FINANCE TRUSTEES LIMITED
BALANCE SHEET

Period Ended
                                             {pound-sterling}  {pound-sterling}
Fixed Asset Investments

Current Assets
New Mortgage Loans                           0
Interest Receivable                          0
Other debtors                                0
Cash at Bank                                 0
                                             ----------------
                                             0
                                             ----------------
Creditors: Amounts falling due within one
year
Accruals                                     0
Interest Payable Accrual                     0
Taxation                                     0
                                             ================
                                             0
                                             ================
Net current assets                                             0

                                                               ================
Total Assets less current liabilities                          0
                                                               ================

Share Capital                                                  0
Reserves                                                       0

                                                               ================
                                                               0
                                                               ================

                                             Diff              0

                                  SCHEDULE 3B
                       FORM OF FUNDING QUARTERLY REPORT


GRANITE FINANCE FUNDING LIMITED
PROFIT & LOSS ACCOUNT

Period Ended                    This Quarter              Prior Quarter

                                {pound-sterling} 000's    {pound-sterling} 000's

Interest Receivable
- Mortgages
Interest Receivable
- Cash/ Authorised
Investments
                                0                         0
Interest Payable -
Intercompany Loan
Interest Payable
                                0                         0

Net Operating Income            0                         0

Other Income

Operating Expenses
Deferred
Consideration

Profit/loss on
ordinary activities
before tax                      0                         0

Taxation

Profit/loss on
ordinary activities
after tax                       0                         0

Dividend                        0                         0

Retained profit
brought forward                 0                         0

Retained profit for
the year                        0                         0

GRANITE FINANCE FUNDING LIMITED
BALANCE SHEET

Period Ended
                                                  {pound-sterling} 000's   {pound-sterling} 000's
Fixed Asset Investments

Beneficial Interest in Mortgage Portfolio                                  0

Current Assets
Interest Receivable                               0
Deferred Expenditure (costs of Securing)          0
Other debtors                                     0
Cash at Bank                                      0

Creditors: Amounts falling due within one year
Accruals                                          0
Deferred Consideration Creditor                   0
Interest Payable Accrual                          0
Taxation                                          0
                                                  ---------------------
                                                  0
                                                  ---------------------

Net current assets                                                          0

Creditors: Amounts falling due after one year
Intercompany Loan                                                           0
Start-up Loan(s) (specify)                                                  0

                                                                            ---------------------
Total Assets less current liabilities                                       0
                                                                            =====================

Share Capital                                                               0
Reserves                                                                    0

                                                                            ---------------------
                                                                            0
                                                                            =====================

                                                  Diff                      0

GRANITE FINANCE FUNDING LIMITED

NOTES TO BALANCE SHEET
Period Ended

Balance on Cash Accumulation Ledger             0

Available Credit Enhancement

Reserve Fund at closing
Last Quarter Closing Reserve Fund
Drawings to make a bullet repayment
Other drawings
Closing Reserve Balance
Target Reserve Fund

Issuer Principal Deficiency Ledger              AAA         AA          BBB

Opening PDL Balance                             0           0           0
Losses this Quarter                             0           0           0
PDL top up from Revenue Income                  0           0           0
Closing PDL Balance                             0           0           0

Subordinated Loan Outstanding

Initial Balance
Last Quarter Closing Outstanding
Accrued Interest
Repayments Made
Closing Balance


                                  SCHEDULE 4
                  CASH MANAGER REPRESENTATIONS AND WARRANTIES

The Cash Manager makes the following representations and warranties to each of the Mortgages Trustee, Funding and the Security Trustee:

1. STATUS: It is a public limited company duly incorporated, validly existing and registered under the laws of the jurisdiction in which it is incorporated, capable of being sued in its own right and not subject to any immunity from any proceedings, and it has the power to own its property and assets and to carry on its business as it is being conducted.

2. POWERS AND AUTHORITY: It has the power to enter into, perform and deliver, and has taken all necessary corporate and other action to authorise the execution, delivery and performance by it of each of the Transaction Documents to which it is or will be a party, and each such Transaction Document has been duly executed and delivered by it.

3. LEGAL VALIDITY: Each Transaction Document to which it is or will be a party constitutes or when executed in accordance with its terms will constitute, a legal, valid and binding obligation.

4. NON-CONFLICT: The execution by it of each of the Transaction Documents to which it is a party and the exercise by it of its rights and the performance of its obligations under such Transaction Documents will not:

      (a) conflict with any document which is binding upon it or any of its assets;

      (b)    conflict with its constitutional documents; or

      (c) conflict with any law, regulation or official or judicial order of any government, governmental body or court, domestic or foreign, having jurisdiction over it.

5. NO LITIGATION: It is not a party to any material litigation, arbitration or administrative proceedings and, to its knowledge, no material litigation, arbitration or administrative proceedings are pending or threatened against it.

6. CONSENTS AND LICENSES: All governmental consents, licences and other approvals and authorisations required in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, the Transaction Documents have been obtained or effected (as appropriate) and are in full force and effect.

7. SOLVENCY: No Insolvency Event has occurred in respect of the Cash Manager, and the Cash Manager is not insolvent.

8.    FINANCIAL  STATEMENTS:  The most recent financial statements of the  Cash
      Manager:

      (a) were prepared in accordance with accounting principles generally accepted in England and Wales consistently applied;

      (b)    disclose  all  liabilities   (contingent  or  otherwise)  and  all
             unrealised and or anticipated losses of the Cash Manager; and

      (c) save as disclosed therein, give a true and fair view of the financial condition and operations of the Cash Manager during the relevant financial year.

9.    NO ADVERSE CHANGE:   Since the date as of which the most recent financial
      statements of the Cash Manager were stated to be prepared, there has been:

      (a)    no  significant  change  in  the financial position  of  the  Cash
             Manager; and

      (b) no material adverse change in the financial position or prospects of the Cash Manager.

10.   Ranking of Claims:

 Under the laws of England and Wales in force as at the date of making this representation, claims against the Cash Manager under the Transaction Documents will rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, save those whose claims are preferred solely by any bankruptcy, liquidation or other similar laws of general application.

11.   Information in Prospectus and Offering Circular:

All information in the Prospectus and the Offering Circular with regard to the Cash Manager are true and accurate in all material respects and not misleading in any material respect.

The Cash Manager has made all proper inquiries to ascertain and to verify the foregoing.

                                 EXECUTION PAGE

AS CASH MANAGER
EXECUTED for and on behalf of               )
NORTHERN ROCK PLC                           )
by:                                         )

_____________________________
Authorised Signatory

Name:

Title:

AS SELLER
EXECUTED for and on behalf of               )
NORTHERN ROCK PLC                           )
by:                                         )

_____________________________
Authorised Signatory

Name:

Title:

EXECUTED for and on behalf of               )
GRANITE FINANCE TRUSTEES LIMITED            )
by:                                         )

_____________________________
Authorised Signatory

Name:

Title:

EXECUTED for and on behalf of               )
GRANITE FINANCE FUNDING LIMITED             )
by:                                         )

_____________________________
Authorised Signatory



Name:

Title:

EXECUTED for and on behalf of               )
THE BANK OF NEW YORK                        )
by:                                         )

_____________________________
Authorised Signatory

Name:

Title: